SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 2
                                       TO
                     AGREEMENT AND DECLARATION OF TRUST OF
                           AIM COUNSELOR SERIES TRUST



         This Amendment No. 2 to the Agreement and Declaration of Trust of AIM Counselor Series Trust (this "Amendment") amends, effective as of October 15, 2004, the Agreement and Declaration of Trust of AIM Counselor Series Trust (the "Trust") dated as of July 29, 2003, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO" with "AIM";

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

         2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of September 30, 2004.




                                       By:  /s/ Robert H. Graham
                                           -----------------------------
                                       Name:    Robert H. Graham
                                       Title:   President

                          EXHIBIT 1 TO AMENDMENT NO. 2
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                         OF AIM COUNSELOR SERIES TRUST


                                  "SCHEDULE A

                           AIM COUNSELOR SERIES TRUST
                         PORTFOLIOS AND CLASSES THEREOF



PORTFOLIO                                       CLASSES OF EACH PORTFOLIO
---------                                       -------------------------

AIM Advantage Health Sciences Fund              Class A Shares
                                                Class B Shares
                                                Class C Shares
                                                Institutional Class Shares

AIM Multi-Sector Fund                           Class A Shares
                                                Class B Shares
                                                Class C Shares
                                                Institutional Class Shares"

                                      A-1